================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             ST. JOHN KNITS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
                                 Common Stock
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
                                      N/A
     -------------------------------------------------------------------------


     (5) Total fee paid:
                                      N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
                                      N/A
     -------------------------------------------------------------------------
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                      N/A
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     (2) Form, Schedule or Registration Statement No.:
                                      N/A
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     (3) Filing Party:
                                      N/A
     -------------------------------------------------------------------------


     (4) Date Filed:
                                      N/A
     -------------------------------------------------------------------------

Notes:

                              ST. JOHN KNITS, INC.
                              17422 DERIAN AVENUE
                            IRVINE, CALIFORNIA 92614

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 25, 1998

                               ----------------

To the Shareholders of St. John Knits, Inc.:

  Please take notice that the 1998 Annual Meeting of Shareholders of St. John Knits, Inc. will be held at the Company's office, located at 17522 Armstrong Avenue, Irvine, California on Wednesday, March 25, 1998 at 2:30 p.m. California time, for the following purposes:

  1. To elect six members of the Board of Directors to hold office for a one-year term and until their respective successors are elected and qualified.

  2. To approve a proposed amendment to the Company's 1993 Stock Option Plan, as amended, (i) to increase the number of authorized shares of Common Stock of the Company reserved for issuance thereunder and (ii) to provide an individual limit on the number of shares subject to options granted in any one calendar year.

  3. To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed January 30, 1998 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

  All shareholders are cordially invited to attend the Annual Meeting in person. A majority of the outstanding shares must be represented at the meeting in order to transact business. Consequently, if you are unable to attend in person, please execute the enclosed Proxy and return it in the enclosed addressed envelope. Your promptness in returning the Proxy will assist in the expeditious and orderly processing of the proxies. If you return your Proxy, you may nevertheless attend the meeting and vote your shares in person, if you wish.

                                          By Order of the Board of Directors,

                                          ST. JOHN KNITS, INC.

                                          [LOGO OF SIGNATURE OF ROBERT E. GRAY]
                                          Robert E. Gray
                                          Chairman of the Board and
                                          Chief Executive Officer

February 17, 1998
Irvine, California

                             ST. JOHN KNITS, INC.
                              17422 DERIAN AVENUE
                           IRVINE, CALIFORNIA 92614

                               ----------------

                      1998 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 25, 1998

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of St. John Knits, Inc. (the "Company"), for use at the 1998 Annual Meeting of Shareholders to be held at the Company's office, located at 17522 Armstrong Avenue, Irvine, California on Wednesday, March 25, 1998 at 2:30 p.m. California time, and any and all postponements or adjournments thereof (the "Annual Meeting"). This Proxy Statement is being mailed to the Company's shareholders on or about February 25, 1998.

MATTERS TO BE CONSIDERED AND RECORD DATE

  The 1998 Annual Meeting has been called to elect six directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, to approve the proposed amendment to the Company's 1993 Stock Option Plan, as amended (the "Plan"), (i) to increase the number of authorized shares of the Company's common stock (the "Common Stock") reserved for issuance thereunder from 1.6 million shares to 2.35 million shares and (ii) to provide an individual limit on the number of shares subject to options granted in any one calendar year (the "Plan Amendment") and to transact such other business as may properly come before the meeting.

  On January 30, 1998, the record date fixed by the Board of Directors, the Company had outstanding 16,714,548 shares of common stock.

QUORUM AND VOTING REQUIREMENTS

  The presence in person or by proxy of a majority of shares entitled to vote at any meeting of shareholders will constitute a quorum for the transaction of business. The shareholders are entitled to one vote per share on all matters to be considered at the meeting. The Company's Restated Articles of Incorporation provide that there is no cumulative voting in the election of directors.

  The director nominees who receive the greatest number of votes at the Annual Meeting will be elected to the Board of Directors of the Company. The affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote and voting and not abstaining, is required to approve the Plan Amendment. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote.

                            SOLICITATION OF PROXIES

  SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Your executed Proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed Proxy bearing a later date. The execution of the enclosed Proxy will not affect your right to vote in person should you find it convenient to attend the meeting and desire to vote. Your vote at the Annual Meeting will revoke your previously executed Proxy; attendance at the Annual Meeting will not in and of itself constitute the revocation of a Proxy.

  Votes cast at the Annual Meeting will be tabulated by representatives of Harris Trust Company of California, the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The inspectors of election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receive votes or ballots; hear and determine all challenges and questions in any way arising in connection with the right to vote; determine when the polls will close; and determine the results of the election.

  Unless otherwise directed in the accompanying Proxy, the proxy holders will vote FOR the election of the six director nominees listed below and FOR the Plan Amendment. As to any other matters that may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment, although the Company does not presently know of any such other matters.

  Proxies for the Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the Company personally, without extra compensation, by telephone, telegraph, telefax or similar means. The Company may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies. Beacon Hill Partners, Inc. has been engaged to assist in solicitation for which it will receive from the Company approximately $2,750.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  Six directors are to be elected as directors at the 1998 Annual Meeting to serve one-year terms and until their respective successors shall be elected and qualified. It is the intention of the person(s) named in the Proxy Card to vote the proxies in favor of the election of directors of the six nominees named below unless authority is withheld in accordance with the instructions on the Proxy Card. All six nominees are presently directors of the Company. In the event the nominees named below refuse or are unable to serve as directors (which is not anticipated), the persons named as proxies reserve full discretion to vote for any and all persons as may be nominated.

DIRECTOR NOMINEES

  The following sets forth certain information concerning the six nominees for election as directors of the Company:

                                                                   SERVED AS
            NAME              POSITION WITH THE COMPANY      AGE DIRECTOR SINCE
            ----              -------------------------      --- --------------
   Robert E. Gray          Chairman of the Board and Chief
                            Executive Officer                 72      1962
   Marie St. John Gray     Vice-Chairman of the Board,
                            Chief Designer and Secretary      61      1962
   Kelly A. Gray           President                          31      1994
   Roger G. Ruppert        Senior Vice President--Finance
                            and Chief Financial Officer       54      1994
   Richard A. Gadbois, III Director                           40      1993
   David A. Krinsky        Director                           49      1993

BIOGRAPHICAL INFORMATION

  Robert E. Gray, a co-founder of the Company, has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in 1962. Prior to forming the Company, Mr. Gray held various sales and production positions with Cannady Creations, a small sportswear company, from 1952 to 1962, his last position being General Manager. He graduated from the University of Southern California with a B.A. degree in political science and psychology. Mr. Gray is the husband of Marie St. John Gray and the father of Kelly A. Gray.

  Marie St. John Gray, a co-founder of the Company, has served as Chief Designer of the Company since its inception in 1962, Vice-Chairman of the Board since 1988 and Secretary of the Company since March 1993. Prior to forming the Company, Ms. Gray was a fashion model, served as hostess of the Queen For a Day television show and was a fit model for some of the leading designers in the Los Angeles area. Ms. Gray was born in Yugoslavia and educated in Austria. Ms. Gray is the wife of Robert E. Gray and the mother of Kelly A. Gray.

  Kelly A. Gray, a director of the Company since October 1994, became President of the Company in April 1996. She served as Creative Director of the Company from June 1991 and Executive Vice President--Creative Director from December 1995 until April 1996. Ms. Gray also heads the Company's retail boutique division and has design responsibilities for the St. John product line and the Company's Griffith & Gray line. In addition, she has also been the Company's Signature Model since 1982. Prior to becoming Creative Director, Ms. Gray headed the Company's advertising department from 1988 to June 1991. Prior to heading the advertising department of the Company, Ms. Gray held various other administrative positions with the Company. Ms. Gray is the daughter of Robert E. Gray and Marie St. John Gray.

  Roger G. Ruppert is a certified public accountant and was appointed as a director of the Company in October 1994. He has served as Senior Vice President--Finance and Chief Financial Officer of the Company since October 1986. Prior to joining the Company, Mr. Ruppert was Vice President--Finance and Chief Financial Officer of Cardis Corporation, a publicly traded auto parts distributor, from October 1985 to October 1986. Mr. Ruppert was with Arthur Andersen & Co. for nine years prior to joining Cardis Corporation. He graduated with a B.S. degree in engineering from the U.S. Naval Academy and also received an M.B.A. from the University of California, Los Angeles.

  Richard A. Gadbois, III is a Senior Vice President of Corporate Executive Services for Merrill Lynch. Previously, from 1989 to March 1994, he was a Senior Vice President of Corporate Executive Services and a member of the Chairman's Advisory Council of Prudential Securities Incorporated, where he specialized in the development of a private banking service for entrepreneurs. Prior to joining Prudential Securities, Mr. Gadbois held a similar position as Senior Vice President, Executive Services/Corporate Finance at Shearson Lehman Hutton where he worked from 1979 to 1989. Mr. Gadbois graduated with a B.A. degree from the University of California, Santa Barbara in 1979, majoring in economics.

  David A. Krinsky is a partner in the law firm of O'Melveny & Myers. Previously, he was a partner in the law firm of Pettis, Tester, Kruse & Krinsky from 1987 to August 1994. Prior to the formation of Pettis, Tester, Kruse & Krinsky, Mr. Krinsky was a partner in the law firm of Gibson, Dunn & Crutcher from 1982 to 1987. He received a B.A. and a J.D. degree from the University of Southern California and an M.A. degree from Rutgers University.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

  The Board of Directors has two standing committees: (i) the Audit Committee; and (ii) the Compensation Committee. The Audit Committee meets with the Company's independent auditors, makes recommendations to the Board of Directors concerning the acceptance of the reports of such auditors and the accounting policies and procedures of the Company and reviews financial plans and operating results of the Company. The Audit Committee is comprised of Messrs. Gadbois and Krinsky. During fiscal year 1997, the Audit Committee held three meetings. The Compensation Committee meets with management and makes recommendations to the Board of Directors concerning the annual compensation for all executive officers and key employees of the Company. The Compensation Committee is comprised of Messrs. Gadbois and Krinsky. During fiscal year 1997, the Compensation Committee met once. The Board of Directors does not have a standing nominating committee.

  During the fiscal year ended November 2, 1997, the Board held 15 meetings. Each director attended at least 75% of the meetings of the Board and its committees on which they served during their period of service.

DIRECTOR COMPENSATION

  Directors holding salaried positions with the Company will not receive compensation for their services as a director. Other directors will receive $25,000 annually for their services as directors of the Company. During fiscal year 1997, the Board granted each of the outside directors, Messrs. Gadbois and Krinsky, stock options covering 5,000 shares of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  David A. Krinsky, a director and a director-nominee of the Company, is a partner in the law firm of O'Melveny & Myers, which has rendered legal services to the Company in the past and is expected to provide legal services to the Company with respect to various matters in the future.

                                  PROPOSAL 2

                                PLAN AMENDMENT

PROPOSED AMENDMENT TO THE PLAN

  On February 13, 1998, the Board approved, subject to shareholder approval, the amendments reflected in the Plan Amendment. The Plan provides for a limit on the aggregate number of shares of the Company's Common Stock that may be delivered pursuant to awards thereunder. The first provision of the Plan Amendment increases this aggregate limit from 1.6 million shares to 2.35 million shares, an increase of 750,000 shares. The second provision of the Plan Amendment provides that no more than 150,000 shares may be subject to all options granted under the Plan to any one individual in any calendar year.

SUMMARY DESCRIPTION OF THE PLAN

  The principal terms of the Plan are summarized below. This summary is qualified in its entirety by the full text of the Plan, a copy of which is available upon request from the Chief Financial Officer of the Company, Mr. Roger G. Ruppert, 2722 Michelson Drive, Irvine, California 92612. Capitalized terms used in this summary are used as defined in the Plan.

  The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the Employees, Directors and Consultants of the Company, and to promote the success of the Company's business. The Plan was adopted by the Company's shareholders and Board of Directors during January 1993. In January 1997, the Plan was amended to provide for the acceleration of Options upon certain events as described below.

  Awards. The Plan authorizes the grant of stock options.

  Administration. The Plan will be administered by the Board or by a committee appointed by the Board (for Plan purposes, "Board" means the Board of Directors of the Company or any committee to the extent that the Board of Directors of the Company has delegated administrative power over the Plan to that committee). The Plan is currently administered by the Board of Directors of the Company.

  Subject to the other terms of the Plan, the Board (i) determines the Employees, Directors and Consultants who will receive Options, (ii) determines the time when Options will be granted, the number of Shares subject to the Options, the exercise prices, and the terms and conditions of Options and
(iii) has the authority to interpret the provisions of the Plan and any Option granted under the Plan and to adopt rules and regulations to administer the Plan. The Board may permit the recipient of an Option to pay the exercise price of the Option in the form of cash, the delivery of previously owned Common Shares, a cashless exercise, or other consideration that may be acceptable to the Board. The Board may accelerate the receipt or vesting of benefits pursuant to an Option, extend the term of an Option (subject to the maximum 10-year term on Options under the Plan), and make certain adjustments to an outstanding Option and authorize the conversion, succession or substitution of an Option, as described generally below.

  Eligibility. Persons eligible to receive Options under the Plan include employees of the Company (or any parent or subsidiary of the Company, including officers), members of the Board and certain consultants to the Company (or any parent or subsidiary of the Company). Subject to the power of the Board to determine eligible persons to whom Options will be granted, there are currently six eligible Directors and approximately 3,300 eligible Employees (which includes four Directors).

  Transfer Restrictions. Options granted under the Plan may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent or distribution, and may be exercised during the lifetime of an Optionee only by such Optionee.

  Limits on Awards; Authorized Shares. The maximum aggregate number of Shares which may be optioned and sold under the Plan is currently 1.6 million Shares of authorized but unissued Common Stock of the Company. As of January 28, 1998, there remained 485,668 Shares available to be granted under the Plan. The proposed Plan Amendment would increase the maximum aggregate Share limit by 750,000 Shares, for a new aggregate Share limit of 2.35 million Shares. The proposed Plan Amendment also would provide that the maximum number of Shares in the aggregate that may be subject to all Options granted under the Plan to any one individual in any calendar year is 150,000 Shares.

  As is customary in incentive plans of this nature, the number and kind of shares available under the Plan and the then outstanding Options, as well as exercise or purchase prices and share limits, are subject to adjustment in the event of certain changes in the Common Stock, reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, or reverse stock splits, or similar events affecting the Common Stock.

  The Plan will not limit the authority of the Board to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

  Stock Options. An option is the right to purchase Common Stock at a future date at a specified price (the "exercise price"). The exercise price of Incentive Stock Options (intended as incentive stock options within the meaning of Section 422(b) of the Code and referred to herein as an "ISOs") must be not less than the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Nonstatutory Stock Options shall have such exercise prices as determined by the Board. Generally, each option will expire not more than 10 years after the date of grant (five years with respect to optionees who own at least 10% of the outstanding Common Stock).

  An option may either be an Incentive Stock Option or a Nonstatutory Stock Option. ISO benefits are taxed differently from Nonstatutory Stock Options, as described under "Federal Income Tax Treatment of Options under the Plan" below. ISOs are also subject to more restrictive terms and are limited in amount by the Code and the Plan. Full payment for Shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Board.

  Acceleration of Awards; Possible Early Termination of Awards. Upon the occurrence of a merger, liquidation, sale of substantially all the assets of the Company, or similar events affecting the Company, all the unvested installments of the then outstanding Options will automatically become fully vested and exercisable. Upon the occurrence of a "Terminating Transaction," Options will generally terminate unless provision has been made for their continuance, assumption, or conversion. A "Terminating Transaction" is generally defined in the Plan as a reorganization, merger, or similar corporate transaction as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or a sale of all or substantially all of the Company's assets.

  Termination of or Changes to the Plan. The Board may amend, suspend, alter, or terminate the Plan at any time. To the extent necessary or desirable to comply with Rule 16b-3 of the Exchange Act, the Code or any other applicable law or regulation, the Company will obtain shareholder approval for any amendment to the Plan, but only in such a manner and to such a degree as required under applicable law. The Plan will terminate on March 9, 2003, unless earlier terminated by the Board. Outstanding Options may be amended, subject, however, to the consent of the holder if the amendment adversely affects the rights of the holder.

  Securities Underlying Awards. The market value of the Company's Common Stock as of January 28, 1998 was $38.9375 per Share. Upon receipt of shareholder approval for the Plan Amendment, the Company plans to register under the Securities Act of 1933, as amended, the additional Shares made available under the Plan.

FEDERAL INCOME TAX TREATMENT OF OPTIONS UNDER THE PLAN

  The federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with general tax principles applicable to the Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences.

  With respect to Nonstatutory Stock Options, the Company is generally entitled to deduct and the Optionee recognizes taxable income in an amount equal to the difference between the Option exercise price and the fair market value of the Shares at the time of exercise. With respect to ISOs, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise.

  If an Option is accelerated under the Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, if the compensation attributable to Options is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct the aggregate non performance-based compensation in excess of $1,000,000 in certain circumstances.

SPECIFIC BENEFITS

  For information regarding Options granted to executive officers of the Company, see the material under the heading "Executive Compensation and Other Information" following this Proposal 2 discussion.

  The number and type of Options to be granted in the future under the Plan, and the number of Shares subject thereto, has not been considered by the Board and cannot be determined at this time. If the Plan Amendment had been in effect in fiscal 1997, the Company expects that the grants would not have been substantially different from those described under the captions "Option Grants in Last Fiscal Year" and "Director Compensation."

  THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PLAN AMENDMENT. Proxies solicited by the Board will be so voted unless shareholders specify otherwise in their proxies. Broker non-votes and abstentions on this proposal have the effect described on page 1. All members of the Board are eligible for awards under the Plan.

                              EXECUTIVE OFFICERS

  The following table sets forth information regarding the executive officers of the Company:

                                                                                        YEARS
                                                                                        WITH
   NAME                                          POSITION                          AGE COMPANY
   ----                                          --------                          --- -------
   Robert E. Gray       Chairman and Chief Executive Officer                        72    35
   Marie St. John Gray  Vice-Chairman, Chief Designer and Secretary                 61    35
   Kelly A. Gray        President                                                   31    15
   Roger G. Ruppert     Senior Vice President--Finance and Chief Financial Officer  54    11
   David C. Frankel     Executive Vice President                                    31     2
   Karla R. Guyer       Senior Vice President--Marketing                            46    18
   Bruce A. Fetter      Senior Vice President and Chief Operating Officer           43     1

BIOGRAPHICAL INFORMATION

  Robert E. Gray. See information under "Election of Directors."

  Marie St. John Gray. See information under "Election of Directors."

  Kelly A. Gray. See information under "Election of Directors."

  Roger G. Ruppert. See information under "Election of Directors."

  David C. Frankel was appointed Executive Vice President of the Company during July 1996. Prior to joining the Company, Mr. Frankel held the position of Senior Institutional Research Analyst with The Siedler Companies, Inc., an institutional brokerage firm based in Los Angeles. Previously, he was an Equity Research Analyst at PaineWebber Inc. concentrating on the apparel industry. Over the previous five years, Mr. Frankel held various positions in sales, merchandising and production operations with Liz Claiborne, Inc. Mr. Frankel received a B.A. degree in economics from the University of Pennsylvania and received an M.B.A. from Columbia Business School with concentrations in marketing and finance.

  Karla R. Guyer has been Senior Vice President--Marketing of the Company since 1993. Previously, she was Vice President--National Sales Manager since August 1990. Ms. Guyer also served in various sales-related positions with the Company from 1980 to 1990. Prior to joining the Company, Ms. Guyer worked for Bullock's as a department manager of designer dresses and furs. Ms. Guyer attended Fullerton College in California.

  Bruce A. Fetter was appointed Senior Vice President and Chief Operating Officer during November 1997. He joined the Company in January 1997 as Vice President-Distribution and in April was appointed Senior Vice President-- Operations. From August 1994 to December 1996 he held the position of Vice President--Logistics for Bob's Stores, a division of the Melville Corporation. Prior to this Mr. Fetter spent seventeen years with Mervyns, a Division of Dayton Hudson, in various supply chain management and store management positions including, Director--Operations and Director--Physical Distribution. Mr. Fetter graduated with a B.S. degree from the University of Southern California in 1976, majoring in business.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of January 23, 1998, regarding the beneficial ownership of the Company's Common Stock by: (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each of the directors and director nominees of the Company;
(iii) each executive officer listed in the Summary Compensation Table below; and (iv) all current directors and executive officers of the Company as a group.

                                                         APPROXIMATE
                                                          NUMBER OF
                                                            SHARES
                                                         BENEFICIALLY PERCENTAGE
                            NAME                            OWNED       OWNED
                            ----                         ------------ ----------
      Pilgrim Baxter & Associates(/1/).................     907,100       5.4%
      1255 Drummers Lane, Suite 300
      Wayne, Pennsylvania 19087
      Robert E. Gray(/2/)..............................   1,208,479       7.0%
      Marie St. John Gray(/2/).........................   1,208,479       7.0%
      Kelly A. Gray(/3/)...............................     607,904       3.6%
      Diane M. Griffiths(/4/)..........................     135,292         *
      Roger G. Ruppert(/5/)............................      24,333         *
      David C. Frankel(/6/)............................      16,666         *
      Richard A. Gadbois, III(/7/).....................      16,665         *
      David A. Krinsky(/7/)............................      15,665         *
      All current directors and executive officers as a
       group (ten persons)(/8/)........................   2,029,170      11.7%

--------
 * Less than 1%.

(1) Information is as of February 14, 1997 and is based on a Schedule 13G filed with the Securities and Exchange Commission by Pilgrim Baxter & Associates ("Pilgrim Baxter"). Pilgrim Baxter reported that it has shared voting power and shared dispositive power with respect to 907,100 shares and beneficially owns approximately 5.4% of the Company's shares.

(2) Includes 703,839 shares which are owned by the Gray Family Trust, of which Robert E. Gray and Marie St. John Gray serve as co-Trustees. In addition, includes 54,640 shares which are owned by the Kelly Ann Gray Trust, of which Robert E. Gray and Marie St. John Gray serve as co-Trustees, and also includes 450,000 shares ("Option Shares") issuable upon exercise of options exercisable at or within 60 days of January 23, 1998. Robert E. Gray and Marie St. John Gray hold 370,000 Option Shares and 80,000 Option Shares, respectively.

(3) Includes 60,000 shares issuable upon exercise of options exercisable at or within 60 days of January 23, 1998.

(4) Diane M. Griffiths resigned from her employment with the Company on November 4, 1997. Information provided above includes transactions which occured after her resignation. Includes 135,292 shares which are owned by the Griffiths Family Trust, of which Diane M. Griffiths serves as co-Trustee.

(5) Includes 23,333 shares issuable upon exercise of options exercisable at or within 60 days of January 23, 1998.

(6) Includes 16,666 shares issuable upon exercise of options exercisable at or within 60 days of January 23, 1998.

(7) Includes 11,665 shares issuable upon exercise of options exercisable at or within 60 days of January 23, 1998.

(8) Includes 576,995 shares issuable upon exercise of options exercisable at or within 60 days of January 23, 1998.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation for services in all capacities to the Company of the following persons (the "Named Executive Officers"): (i) the chief executive officer during fiscal year 1997 and (ii) the other four most highly compensated executive officers of the Company:

                                               ANNUAL
                                         COMPENSATION(/5/)
                                       ---------------------------
                                                                    ALL OTHER
                                  YEAR SALARY(/1/)      BONUS(/1/) COMPENSATION
                                  ---- -----------      ---------- ------------
   Robert E. Gray                 1997 $1,569,535(/2/)   $   --       $1,189
    Chairman and Chief Executive  1996  1,564,331(/2/)       --        1,423
     Officer                      1995  1,263,325(/2/)       --        1,872

   Marie St. John Gray            1997    419,457            --          321
    Vice-Chairman, Chief          1996    396,298            --          408
     Designer and Secretary       1995    389,643         50,000         570

   Kelly A. Gray                  1997    604,616(/3/)       --        1,510
    President                     1996    558,685(/3/)       --        1,831
                                  1995    482,366(/3/)       --        2,442

   David C. Frankel               1997    259,123            --          --
    Executive Vice President      1996     62,500            --          --
                                  1995        --             --          --

   Diane M. Griffiths             1997    232,691            --        1,510
    Senior Vice President--       1996    252,885            --        1,831
     Design(/4/)                  1995    254,960         10,000       2,442

--------
(1) The amounts shown in this column include amounts and awards accrued during each of fiscal years 1997, 1996 and 1995 that were earned but not paid in such fiscal year.
(2) These amounts include $500,000, $500,000 and $208,333 of annual salary for fiscal years 1997, 1996 and 1995, respectively, that was earned but deferred pursuant to the Employment Agreement, as amended, dated June 1, 1995 by and between the Company and Mr. Gray.
(3) These amounts include modeling fees of $250,000 which were paid to Ms. Gray during each of fiscal years 1997, 1996 and 1995.
(4) Diane Griffiths resigned from her employment by the Company on November 4, 1997.
(5) The Company has concluded that the aggregate amount of perquisites and other personal benefits, securities or property paid to each of the listed officers for each of the fiscal years 1997, 1996 and 1995 did not exceed the lesser of 10% of such officer's total annual salary and bonus for each such year or $50,000. Therefore, any such amounts are not included in the table.

EMPLOYMENT AGREEMENTS

  During fiscal 1995, the Company entered into an Employment Agreement with Robert E. Gray commencing June 1, 1995 for three years. During fiscal 1997 this agreement was amended to extend the term to May 31, 1999. The Company also entered into new Employment Agreements with Marie St. John Gray and Kelly
A. Gray, effective January 1, 1998 for one year. The agreements require each employee to devote substantially his or her full business time and attention and best efforts to the affairs of the Company during the term of the agreements. The agreements currently provide for the payment of a base salary at the rate of $975,000 for Robert E. Gray, $500,000 for Marie St. John Gray and $400,000 for Kelly A. Gray. Mr. Gray's employment agreement also provides for additional annual compensation of $500,000 to be deferred. Under Kelly A. Gray's employment agreement, the Company also compensates Ms. Gray $250,000 each year for her position as the Signature Model of the Company. The agreements provide for the payment of severance benefits upon the termination of the employee's employment. Under the agreements (excluding Mr. Gray's), such severance benefits in certain circumstances would include payment to the employee of the employee's base salary for the longer of the remaining term of the agreement or six months. Under Mr. Gray's employment agreement, such severance benefits in certain circumstances would include payment to him of all base salary and all deferred compensation payments through May 31, 1999.

  As of July 22, 1996, the Company entered into a letter agreement with David
C. Frankel regarding his employment as Executive Vice President of the Company. The letter agreement generally provides for an annual base salary of $250,000, a discretionary bonus and stock options covering up to 50,000 shares of the Company's Common Stock. During fiscal 1997, Diane M. Griffiths was employed by the Company subject to an employment agreement which was effective January 1, 1997. Subsequent to the end of fiscal 1997 Ms. Griffiths resigned from her employment with the Company and her employment agreement terminated.

RETIREMENT PLAN

  The Company maintains the Employees' Profit Sharing Plan, as amended (the "Retirement Plan"), a qualified profit-sharing plan for the benefit of all eligible employees. The Retirement Plan contemplates the sharing of profits and is funded annually by cash contributions at the discretion of the Company's Board of Directors. The Retirement Plan was funded in each of fiscal years 1997, 1996 and 1995 with contributions of $500,000.

STOCK OPTION PLAN

  During fiscal 1997 and 1996, the Company granted 197,000 and 28,000 stock options, respectively, under the Plan (each stock option referenced herein covers one share of the Common Stock). At November 2, 1997, 842,988 stock options were outstanding under the Plan with exercise prices ranging from $8.50 to $45.75, and 668,644 of such outstanding options were exercisable. At November 2, 1997, the Plan had 514,668 stock options available for future grant. For further information about the Plan, see "Proposal 2--Plan Amendment--Summary Description of the Plan."

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information with respect to the Named Executive Officers concerning the number of stock options granted during the fiscal year ended November 2, 1997:

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                                       PERCENT OF                       ANNUAL RATES OF STOCK
                          NUMBER OF   TOTAL OPTIONS                     PRICE APPRECIATION FOR
                          SECURITIES   GRANTED TO                            OPTION TERM
                         UNDERLYING   EMPLOYEES IN  EXERCISE EXPIRATION ----------------------
          NAME             OPTIONS    FISCAL YEAR    PRICE      DATE        5%         10%
          ----           ----------- -------------- -------- ---------- ---------- -----------
Robert E. Gray..........   50,000         25.4%     $39.125    5/02/07  $    63.73 $    101.48
David C. Frankel........   25,000         12.7%      44.625   12/16/06       72.69      115.75
David C. Frankel........   25,000         12.7%      45.000    2/10/07       73.30      116.72

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended November 2, 1997 and unexercised options held by each such officer as of November 2, 1997:

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                      OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                                    FISCAL YEAR-END        FISCAL YEAR-END(/1/)
                                               ------------------------- -------------------------
                            SHARES
                          ACQUIRED ON  VALUE
          NAME             EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----            ----------- -------- ----------- ------------- ----------- -------------
Robert E. Gray..........      --        --       370,000         --      $10,193,000      --
Marie St. John Gray.....      --        --        80,000         --        2,535,000      --
Kelly A. Gray...........      --        --        60,000         --        1,901,000      --
David C. Frankel........      --        --           --       50,000             --       --
Diane M. Griffiths(/2/).      --        --        80,000         --        2,529,000      --

--------
(1) The per share dollar value of the options is equal to the difference between the fair market value of one share of Common Stock and the per share exercise price of the options. The closing price per share of the Common Stock at November 2, 1997 was $40.188, as reported by the New York Stock Exchange.

(2) Diane Griffiths resigned from her employment by the Company on November 4, 1997. On January 15, 1998, Diane Griffiths exercised options to purchase 80,000 shares of Common Stock.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report of the Compensation Committee and the Performance Graph shall not be deemed to be incorporated by reference into any such filings.

                              COMPENSATION REPORT

  The Compensation Committee of the Board of Directors (the "Committee") is comprised of two independent outside directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee is responsible for setting and administering the policies that govern compensation for executive officers and key employees. The Committee evaluates the performance of management and determines compensation policies and levels.

EXECUTIVE COMPENSATION PHILOSOPHY

  The Company believes that compensation should reflect the value created for its shareholders, while supporting the business strategies and long-range plans of the Company. Accordingly, the Company's executive compensation program is based on guiding principles designed to align compensation with the Company's business strategy and performance. These principles are:

    (i) to attract and retain key executives critical to the long-term success of the Company who are of the highest caliber;

    (ii) to motivate executives to enhance long-term shareholder value by building appropriate ownership in the Company; and

    (iii) to provide salary increases to key executives whose efforts can be reflected in the Company's annual and long-term plans and goals.

EXECUTIVE COMPENSATION COMPONENTS

  The Company's executive compensation is based on three principal components, each of which is intended to serve the Company's overall compensation philosophy.

  Base Salary. Base salary for each executive is intended to be determined principally by the following factors:

    (i) the executive's contribution to the Company's business;

    (ii) the executive's length of service with the Company; and

    (iii) the executive's unique talents and abilities with respect to the Company's operations.

  Salaries for executive officers are provided in employment agreements between the Company and the executive officers. Such salaries are reviewed by the Committee on an annual basis.

  Annual Bonuses. The Company does not award bonuses to its executive officers, except in extraordinary situations. The Company believes that an executive officer is always expected to perform his or her duties to the best of his or her ability. Consequently, the Company believes that an annual base salary itself should provide for that performance, and a bonus generally should not be paid.

  Stock Options. Executive officers are eligible to receive grants of incentive stock options and nonstatutory stock options under the Company's 1993 Stock Option Plan (the "Plan"). The Plan is an integral part of the Company's compensation system. The Plan is designed to encourage and create ownership of the Common Stock by key employees. Through the Plan, long-range interests of key employees are aligned with shareholders' interests as these employees build meaningful stakes in the Company. Awards to executive officers must be granted with exercise prices at least equal to the fair market value of the underlying Common Stock at the date of grant. Stock options generally vest in installments over multiple years.

CEO COMPENSATION

  The Company entered into a three-year employment agreement with Mr. Gray effective June 1, 1995 which was subsequently amended to extend the term through May 31, 1999. The agreement requires Mr. Gray to devote substantially his full business time and attention and best efforts to the affairs of the Company during the term of the agreement. The agreement provides for the payment of a base salary at the rate of $975,000 per year. The agreement also provides for additional compensation totaling $500,000 per year to be deferred. The agreement provides for the payment of severance benefits upon termination of Mr. Gray's employment. Under certain circumstances, such severance benefits would include a lump sum payment to Mr. Gray equal to his then base salary for the remaining term of the agreement and all remaining deferred compensation payments called for through the end of such term. As discussed above, Mr. Gray generally shall not be entitled to an annual bonus. In fiscal 1997, Mr. Gray received a grant of 50,000 stock options, all of which vested immediately.

  The executive compensation practices of the Company are constantly re-evaluated to ensure their support of the strategic goals of the Company and their contribution to the creation of shareholder value.

  The foregoing report has been furnished by the Committee:

                                          Richard A. Gadbois, III
                                          David A. Krinsky

December 16, 1997

                        COMPANY STOCK PRICE PERFORMANCE

  The following graph assumes that $100 was invested on March 10, 1993 in each of St. John Knits, Inc., the S&P 500 Index and the S&P Textile-Apparel Manufacturers Index ("Textile Index"). It also assumes reinvestment of dividends, where applicable.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                 AMONG ST. JOHN KNITS, INC., THE S&P 500 INDEX
                AND THE S&P TEXTILE-APPAREL MANUFACTURERS INDEX
             FOR THE PERIOD FROM MARCH 10, 1993 TO NOVEMBER 2, 1997


Measurement Period           [ST. JOHN      S&P          S&P TEXTILES
(Fiscal Year Covered)        KNITS, INC.]   500 INDEX    (APPAREL)
-------------------          ------------   ---------    ------------
Measurement Pt- 3/11/93      $100           $100         $100
FYE  10/31/93                $ 96           $107         $ 74
FYE  10/31/94                $175           $112         $ 89
FYE  10/29/95                $275           $141         $ 83
FYE  11/03/96                $539           $175         $103
FYE  11/02/97                $467           $231         $118


* The historical stock performance shown on the graph is not intended to and may not be indicative of future stock performance.

                             CERTAIN TRANSACTIONS

  The Company leases its corporate office and manufacturing facility in Irvine, California from GM Properties, a partnership in which the Gray Family Trust has a 50% general partnership interest. The lease is for a five-year term expiring on May 30, 2001, with the Company having the option to extend the lease for another five-year term at a lease amount to be agreed upon. The current base monthly lease payment under this lease is approximately $57,000, with annual increases of 4%. During fiscal years 1997, 1996 and 1995, the Company paid GM Properties $621,000, $645,000 and $600,000, respectively, under this lease.

  The Company leases its Alhambra, California manufacturing facility from Alhambra Partners, a limited partnership in which the Gray Family Trust has a 65% general partnership interest. The lease is for a five-year term expiring on August 31, 2001, with the Company having the option to extend the lease for a five-year term at a lease amount to be agreed upon. The current base monthly lease payment under this lease is approximately $23,000, with annual increases of 4%. During fiscal years 1997, 1996 and 1995, the Company paid Alhambra Partners $263,000, $321,000 and $302,000, respectively, under this lease.

  The Company periodically rents certain personal property from Ocean Air Charters, Inc. ("Ocean"), in which Robert E. Gray and Marie St. John Gray are the sole shareholders. During fiscal years 1997, 1996 and 1995, the Company paid $30,000, $37,000 and $3,000, respectively, with respect to such property. In addition, the Company and Ocean each hold a 50% ownership interest in a partnership ("Partnership") which owns an airplane. As of November 2, 1997, each partner had a net capital investment in the Partnership of approximately $1,270,000. During fiscal years 1997, 1996 and 1995, the Partnership leased the airplane to the Company and received lease payments totaling $840,000, $572,000 and $240,000, respectively. As of April 1, 1997, the Company and the Partnership entered into a lease agreement for the airplane expiring March 31, 1998, at a lease rate of $70,000 per month.

  Each of the arrangements between the Company and entities controlled by the Gray family is, in the opinion of management, on terms no less favorable to the Company than those that were available from persons not affiliated with the Company.

  In addition, see "Compensation Committee Interlocks and Insider
Participation."

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater-than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended November 2, 1997, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater-than ten percent beneficial owners were satisfied.

                                   AUDITORS

  The Board of Directors has selected Arthur Andersen LLP as its independent public accountants for the fiscal year ending November 1, 1998. Arthur Andersen LLP also served as the Company's independent public accountants for the fiscal year ended November 2, 1997. A representative of this firm will be in attendance at the Annual Meeting to answer any questions from shareholders relating to the financial statements of the Company and to make a statement, if he or she desires to do so.

                     NOMINATIONS AND SHAREHOLDER PROPOSALS

  The Company's Bylaws require that all nominations for persons to be elected directors, other than those made by the Board of Directors, be made pursuant to written notice to the Secretary of the Company. The notice must be received not less than 60 nor more than 90 days prior to the meeting at which the election will take place (or not later than 10 days after notice or public disclosure of such meeting date if such disclosure occurs less than 70 days prior to the date of such meeting). The notice must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to the Securities Exchange Act of 1934, as amended. The notice must also include the shareholder's name and address as they appear on the Company's books and the class and number of shares of stock beneficially owned by such shareholder.

  In addition, the Bylaws require that for business to be properly brought before an annual meeting by a shareholder, the Secretary of the Company must have received written notice thereof not less than 60 nor more than 90 days prior to the meeting (or not later than 10 days after notice or public disclosure of such meeting date if such disclosure occurs less than 70 days prior to the date of the meeting). The notice must set forth (i) a brief description of the business desired to be brought before the meeting and the reasons therefor; (ii) the shareholder's name and address as they appear on the Company's books; (iii) the class and number of shares of stock beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Any proposal of a shareholder intended to be presented at the Company's 1999 annual meeting and included in the proxy statement and form of proxy for that meeting must be received by the Company no later than October 28, 1998.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters other than those described herein that will be presented for consideration at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, the proxy holders will, as to such items, vote the shares represented by proxies in accordance with their best judgment.

                                 ANNUAL REPORT

  A copy of the 1997 Summary Annual Report to Shareholders, together with a copy of the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission, without exhibits, is being mailed to each shareholder of record together with the proxy materials. Copies of exhibits to the annual report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting shareholder. Shareholders may make requests in writing to Roger G. Ruppert, Chief Financial Officer, St. John Knits, Inc., 2722 Michelson Drive, Irvine, California 92612.

                                          By Order of the Board of Directors

                                          [LOGO OF SIGNATURE OF ROBERT E. GRAY]

                                          Robert E. Gray

February 17, 1998
Irvine, California

                               AMENDMENT NO. II
                                    TO THE
                             ST. JOHN KNITS, INC.
                            1993 STOCK OPTION PLAN


          WHEREAS, St. John Knits, Inc. (the "Corporation") maintains the St. John Knits, Inc. 1993 Stock Option Plan, as amended (the "Plan");

          WHEREAS, the Board of Directors, after discussion and deliberation, has determined that it is advisable and in the best interests of the Corporation and its stockholders to increase the number of shares of the Corporation's Common Stock (the "Common Stock") which may be issued or delivered pursuant to the Plan and options granted thereunder by an additional 750,000 shares of Common Stock (the "Additional Shares"), and to provide that the maximum number of shares of Common Stock in the aggregate that may be subject to all options granted under the Plan to any one individual in any calendar year is 150,000 shares; and

          WHEREAS, the Board of Directors has the authority to amend the Plan, subject, however, to the requisite approval of the Corporation's stockholders in certain circumstances as set forth in the Plan;

          RESOLVED, that the Plan be, and it hereby is, amended as set forth below, such amendments to take effect immediately, subject, however, to the approval of the Corporation's stockholders:

          1. The first Sentence of Section 5 of the Plan is amended to read as follows:

                    "The maximum aggregate number of Shares which may be obtained and sold under this Plan is 2,350,000 Shares of authorized but unissued Common Stock of the Company."

          2. Section 5 of the Plan is amended by adding the following sentence at the end thereof:

                    "The maximum number of Shares in the aggregate that may be subject to all Options granted under this Plan to any one individual in any calendar year is 150,000 shares."

          RESOLVED FURTHER, that the amendments to the Plan approved herein be presented to the stockholders of the Corporation at the 1998 annual meeting of stockholders.

          IN WITNESS WHEREOF, this Amendment to the Plan is executed as of this thirteenth day of February, 1998, by the undersigned duly authorized officer of the Corporation.


                              ST. JOHN KNITS, INC.



                              By:    /s/ Roger Ruppert
                                  --------------------------------------
                              Name:  Roger Ruppert
                              Title: Senior Vice President-Finance/Chief
                              Financial Officer

------------------------------------------------------------------------------
PROXY                                                                    PROXY
                             ST. JOHN KNITS, INC.

This Proxy Is Solicited On Behalf Of The Board of Directors For The Annual Meeting of Shareholders--March 25, 1998

     The undersigned hereby appoints Robert E. Gray and Roger G. Ruppert, and each of them, with full power of substitution, as proxies to represent the undersigned and vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of St. John Knits, Inc. to be held on March 25, 1998, and at any postponements or adjournments thereof, as specified below, and to vote in accordance with their best judgement on such other business as may properly come before the Meeting and at any postponements or adjournments thereof.

   Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposal 1 and FOR Proposal 2 and will be voted by the proxyholders in accordance with their best judgement as to any other matters properly transacted at the Meeting and at any postponements or adjournments thereof. To vote in accordance with the Board of Directors' recommendations just sign on the reverse side, no boxes need to be checked.

                                      [_] Check here if you plan to attend the
                                          meeting.

                                      New Address:  _________________________
                                      _______________________________________
                                      _______________________________________
                                      [_] Check here for address change.

                 (Continued and to be signed on reverse side)
------------------------------------------------------------------------------


------------------------------------------------------------------------------
                         (continued from reverse side)
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                             ]

1.  Election of Directors:  Nominees:  Robert E. Gray,                WITHHELD
Marie St. John Gray, Kelly A. Gray, Roger G. Ruppert,    FOR all      from all      FOR all nominees, except vote withheld from the
David A. Krinsky and Richard A. Gadbois, III             nominees     nominees      following nominee(s):
  ---------------------------------
                                                           [_]           [_]          [_]  ________________________________________

2.  Approval of the amendment to the Company's
1993 Stock Option Plan, as amended, to increase the      FOR          AGAINST       ABSTAIN
number of authorized shares of Common Stock of the         [_]           [_]          [_]
Company reserved for issuance thereunder from 1.6
million shares to 2.35 million shares and to provide
an individual limit on the number of shares subject                                      Dated: ________________________, 1998
to options granted in any one calendar year.
                                                                                          ____________________________________
                                                                                                Signature of Shareholder

                                                                                          -----------------------------------
                                                                                               Printed Name of Shareholder

                                                                                          -----------------------------------
                                                                                                 Title (if applicable)

                                                                                          PLEASE VOTE, SIGN, DATE AND RETURN THIS
                                                                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                                                                          ENVELOPE.

                                                                                          PLEASE SIGN EXACTLY AS YOUR NAME APPEARS.
                                                                                          IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE,
                                                                                          OR IN REPRESENTATIVE CAPACITY, SIGN NAME
                                                                                          AND INDICATE TITLE.  IF SHARES ARE IN
                                                                                          THE NAMES OF MORE THAN ONE PERSON, EACH
                                                                                          SHOULD SIGN.
____________________________________________________________________________________________________________________________________